UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 14, 2013 (February 8, 2013)

Alnylam Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-50743	77-0602661
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Third Street, Cambridge, MA	02142
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 551-8200

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

At a meeting of the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Alnylam Pharmaceuticals, Inc. (the “Company”) held on February 8, 2013, the Committee approved the 2013 Annual Incentive Program (the “Plan”).

Under the Plan, all regular employees, including the Company’s executive officers (collectively, the “Plan Participants”), are eligible to receive an annual cash bonus (a “Bonus Award”) based upon the achievement of corporate goals and individual objectives for 2013 that have been specified in writing. The corporate goals for 2013 were proposed by the Company’s executive officers and approved by the Board. Bonus Awards for the Company’s executive officers will be based entirely upon achievement of the corporate goals. Individual objectives for Plan Participants who are non-executive officers were approved by the Committee. Individual objectives for all other Plan Participants were approved by the employees’ direct supervisor and the appropriate officer of the Company.

Under the Plan, each Plan Participant has an established target award , as set forth in the table below, representing a percentage of the Plan Participant’s annual base salary for 2013 (a “Target Award”).

2013 Annual Incentive Program Target Awards
Title/Level	Target Award (% of Base Salary)
Chief Executive Officer	60%
President and Chief Operating Officer	50%
Executive Vice President	50%
Senior Vice President	40%
Vice President	30%
Senior Director/Director	20%
Associate Director	15%
All Other Regular Employees	7.5%

Bonus Awards under the Plan, if any, will be determined by first establishing a bonus pool (the “Bonus Pool”). The Bonus Pool will be calculated by (1) aggregating each Plan Participant’s Target Award and then (2) multiplying that sum by a modifier established by the Committee that is based on the Company’s performance as measured against the 2013 corporate goals (the “Corporate Performance Level”). The Corporate Performance Level for 2013 will range from 0% to 115%; provided, however, that the Corporate Performance Level can only exceed 100% upon the achievement of specified clinical development goals and further provided that, if the Corporate Performance Level for 2013 falls below a threshold of 50%, no Bonus Awards will be paid under the Plan.

The Bonus Pool will then be allocated by the Committee among the Plan Participants based upon a consideration of each Plan Participant’s title/level and salary (as reflected by their Target Award percentage) and (i) with respect to Plan Participants who are executive officers, the Corporate Performance Level, as well as each executive officer’s contributions to achievement of the 2013 corporate goals, and (ii) with respect to all other Plan Participants, their 2013 year-end performance ratings, which shall be determined by their performance against their individual objectives for 2013, overall job performance and support of the Company’s core values. The Committee retains discretion under the Plan to adjust upward or downward any Bonus Award and/or the Bonus Pool as it deems appropriate.

In December 2013, the Committee plans to evaluate the Company’s performance against the established corporate goals, as well as the individual performance and contributions of the Plan Participants, establish the Bonus Pool and determine the amount of the Bonus Awards, if any, to be granted under the Plan. Any Bonus Awards granted to Plan Participants under the Plan are expected to be paid in January 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALNYLAM PHARMACEUTICALS, INC.

Date: February 14, 2013	By:	/s/ Michael P. Mason
Michael P. Mason Vice President, Finance and Treasurer